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                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS

                      LANNETT COMPANY, INC AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                THREE MONTHS ENDED MARCH 31
                                        2004         2004         2003         2003
                                     ----------   ----------   ----------   ----------
                                     Net Income     Shares     Net Income     Shares
Basic earnings per share factors     $3,198,398   20,058,753   $3,255,633   19,985,031

Effect of potentially dilutive
option plans and debentures:

Employee stock options                               207,080                   132,764
                                     ----------   ----------   ----------   ----------

Diluted earnings per share factors   $3,198,398   20,265,833   $3,255,633   20,117,795
                                     ==========   ==========   ==========   ==========

Basic earnings per share             $     0.16                $     0.16

Diluted earnings per share           $     0.16                $     0.16

Options to purchase 7,775 shares, 10,001 shares, 42,125 shares, 280,203 shares, 33,125 shares, 7,500 shares and 171,000 shares of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share, $11.27 per share, $18.72 per share and $17.36 per share respectively, were outstanding at March 31, 2004. Of these options, 373,229 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 15,900 shares, 10,001 shares, 50,625 shares, 292,755 shares, and 40,815 shares, of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share and $11.27 per share respectively, were outstanding at March 31, 2003. Of these options, 369,281 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share.

NOTE: ALL SHARE AMOUNTS HAVE BEEN RESTATED TO REFLECT A 3 FOR 2 STOCK SPLIT, EFFECTIVE FEBRUARY 14, 2003.

                      LANNETT COMPANY, INC AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                NINE MONTHS ENDED MARCH 31
                                        2004         2004         2003         2003
                                     -----------   ----------   ----------   ----------
                                     Net Income      Shares     Net Income     Shares

Basic earnings per share factors     $10,455,330   20,049,647   $8,570,198   19,948,870

Effect of potentially dilutive
option plans and debentures:

Employee stock options                                213,499                   132,764
                                     -----------   ----------   ----------   ----------

Diluted earnings per share factors   $10,455,330   20,263,146   $8,570,198   20,081,634
                                     ===========   ==========   ==========   ==========

Basic earnings per share             $      0.52                $     0.43

Diluted earnings per share           $      0.52                $     0.43

Options to purchase 7,775 shares, 10,001 shares, 42,125 shares, 280,203 shares and 33,125 shares, 7,500 shares and 171,000 shares of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share, $11.27 per share, $18.72 per share and $17.36 per share respectively, were outstanding at March 31, 2004. Of these options, 544,229 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 15,900 shares, 10,001 shares, 50,625 shares, 292,755 shares, and 40,815 shares, of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share, $11.27 per share respectively, were outstanding at March 31, 2003. Of these options, 369,281 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share.

NOTE: ALL SHARE AMOUNTS HAVE BEEN RESTATED TO REFLECT A 3 FOR 2 STOCK SPLIT, EFFECTIVE FEBRUARY 14, 2003.

                                       36